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                                                                   EXHIBIT 10.15

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                       CABOT MICROELECTRONICS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                                  INTRODUCTION

1.01 Purpose. The purpose of the Cabot Microelectronics Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of Cabot Microelectronics Corporation (the "Company") and its Designated Subsidiary Corporations with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

1.02 Rules of Interpretation. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code; provided, however, that the Committee shall have the discretion to cause the options granted in one or more Offering Periods under the Plan to be options to which Section 423 of the Code does not apply.

                                   ARTICLE II
                                   DEFINITIONS

2.01     "Board" shall mean the Board of Directors of the Company.

2.02 "Change in Capitalization" shall mean any increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of shares of Common Stock, a change in value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares, other equity interests or other property of the Company or another entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.03     "Change in Control" shall be as defined in Appendix A.

2.04     "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.05     "Common Stock" shall mean the Common Stock of the Company.

2.06 "Company" shall mean Cabot Microelectronics Corporation, a Delaware corporation.

2.07 "Compensation" shall mean the gross cash compensation (including base salary, shift premium, overtime earnings and cash bonuses exclusive of relocation and sign-on bonuses) paid by the Company or a Designated Subsidiary Corporation in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation paid in a form other than cash.

2.08     "Committee" shall mean the committee described in Article XI.


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2.09     "Designated Subsidiary Corporation" shall mean any Subsidiary of the
         Company which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.10 "Employee" shall mean any individual who is a common law employee of the Company or a Designated Subsidiary Corporation for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year.

2.11     "Enrollment Date" shall mean the first day of each Offering Period.

2.12     "Exercise Date" shall mean the last day of each Offering Period.

2.13 "Fair Market Value" shall mean, as of any date, the value of a share of Common Stock determined as follows:

         2.13.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or;

         2.13.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for a share of the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or;

         2.13.3 In the absence of an established market for the Common Stock, the Fair Market Value of a share thereof shall be determined in good faith by the Committee.

         2.13.4 Notwithstanding the above, in the case of the first day of the initial Offering Period, Fair Market Value shall mean the public offering price in the Initial Public Offering.

2.14 "Initial Public Offering" shall mean the first public offering of the Common Stock pursuant to the Securities Act of 1933, as amended.

2.15 "Offering Period" shall mean a period of approximately six (6) months commencing on the first Trading Day on or after January 1st and terminating on the last Trading Day in the period ending the following June 30th, or commencing on the first Trading Day on or after July 1st and terminating on the last Trading Day in the period ending the following December 31st, provided, however, that the first Offering Period under the Plan shall commence on the first date on which quotations are available for the Common Stock on any established stock exchange or a national market system and shall end on a Trading Day selected by the Committee consistent with Section 423 of the Code. The duration of Offering Periods may be changed pursuant to Sections 13.05 and 13.06.

2.16 "Plan Representative" shall mean any person designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to participation in the Plan.


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2.17     "Plan" shall mean the Cabot Microelectronics Corporation Employee Stock
         Purchase Plan.


2.18 "Purchase Price" shall mean an amount set by the Committee, but not less than the lesser of 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 13.06.

2.19 "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

2.20 "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.01 Eligibility. Each Employee on an Enrollment Date of an Offering Period shall be eligible to participate in such Offering Period. Persons who are not Employees shall not be eligible to participate in such Offering Period. Employees of Cabot Corporation and its subsidiaries, other than the Company and its Designated Subsidiary Corporations, are not eligible to participate in the Plan.

3.02 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase shares of Common Stock under the Plan:

         3.02.1 If, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

         3.02.2 If such Employee's rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 of Fair Market Value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

3.03 Commencement of Participation. An Employee may become a participant by completing an authorization for payroll deductions on the form provided by the Company and filing the completed form with the Plan Representative on or before the filing date set therefor by the Committee, which date shall be prior to the next Enrollment Date. Payroll deductions for a participant shall commence on the next following Enrollment Date after the Employee's authorization for payroll deductions becomes effective and shall continue until termination of the Plan, the participant's earlier termination of participation in the Plan, or the participant's change in payroll deductions pursuant to Section 5.03. Each participant in the Plan shall be deemed to continue participation until termination of the Plan or such participant's earlier termination of participation in the Plan pursuant to Article VIII below.



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                                   ARTICLE IV
                     STOCK SUBJECT TO THE PLAN AND OFFERINGS

4.01 Stock Subject to the Plan. Subject to the provisions of Section 13.03 of the Plan, the Board shall reserve for issuance under the Plan an aggregate four hundred seventy-five thousand (475,000) shares of the Company's Common Stock, which shares shall be authorized but unissued shares of Common Stock, treasury shares, or shares of Common Stock purchased by the Company or the Plan on an established stock exchange or a national market system.

4.02 Offerings. The Plan will be implemented by two annual offerings of the Company's Common Stock each calendar year. Each offering will be outstanding during the applicable Offering Period.

                                    ARTICLE V
                               PAYROLL DEDUCTIONS

5.01 Amount of Deduction. The form described in Section 3.03 will permit a participant to elect payroll deductions of any whole percentage from one percent (1%) through ten percent (10%) of such participant's Compensation for each pay period during an Offering Period.

5.02 Participant's Account. All payroll deductions made for a participant shall be credited to an account established for such participant under the Plan. A participant may not make any separate cash payment into such account.

5.03 Changes in Payroll Deductions. A participant may reduce or increase future payroll deductions (within the limits described in Section 5.01) by filing with the Plan Representative a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions will be the next following payroll period succeeding processing of the change form.

                                   ARTICLE VI
                               GRANTING OF OPTION

6.01 Number of Option Shares. On an Enrollment Date each participant shall be deemed to have been granted an option to purchase a number of shares of Common Stock determined by dividing the participant's accumulated payroll deductions on the Exercise Date by the lower of (i) 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or
         (ii) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date; subject, however, to any applicable limitations contained in this Plan. In addition, the maximum number of shares a participant may purchase with respect to any Offering Period is that number of shares determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Enrollment Date; provided, however, the maximum number of shares a participant may purchase with respect to the first Offering Period is that number of shares determined by dividing $25,000 by the Fair Market Value of a share of Common Stock on the Enrollment Date.


                                   ARTICLE VII
                               EXERCISE OF OPTION

7.01 Automatic Exercise. Subject to the next following sentence, each Plan participant's option for the purchase of stock with payroll deductions made during any Offering Period will be exercised automatically on the applicable Exercise Date for the purchase of the number of full and deemed fractional shares of Common Stock which the accumulated payroll deductions in the participant's account at the time will purchase at the Purchase Price (but not in excess of the maximum number of shares determined pursuant to Section 6.01), and any excess accumulated payroll deductions which, but for this limitation, would have been used to purchase shares, will be held



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         for the purchase of Common Stock on the next following Exercise Date without interest. The Committee shall have the discretion to reduce the number of shares of Common Stock to be purchased by participants with respect to an Offering Period and to allocate such reduced number of shares of Common Stock among participants in such Offering Period, so long as such reduction and allocation is done in a manner consistent with Section 423 of the Code. Any payroll deductions not applied to the purchase of shares of Common Stock by reason of the reduction pursuant to this Section 7.01 shall be promptly refunded to participants after the Exercise Date of the Offering Period to which such reduction applies.

7.02 Withdrawal of Account. No participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions in his or her account; provided, however, that a participant's accumulated payroll deductions shall be refunded to the participant as and to the extent specified in Section 8.01 below upon termination of such participant's participation in the Plan.

7.03 Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan. Any deemed fractional share of Common Stock purchased by a Participant pursuant to Section 7.01 hereof will be combined with any deemed fractional shares purchased by the Participant in subsequent Offering Periods and whole shares of Common Stock then issued therefor. The Fair Market Value of all deemed fractional shares shall be paid in cash.

7.04 Exercise of Options. During a participant's lifetime, options held by such participant shall be exercisable only by such participant.

7.05 Delivery of Stock. As promptly as practicable after each Exercise Date, the Company will deliver to each participant the shares of Common Stock purchased upon exercise of such participant's option. The Company may deliver such shares in certificated or book entry form, at the Company's sole election.

                                  ARTICLE VIII
                                   WITHDRAWAL

8.01 In General. A participant may stop participating in the Plan at any time by giving written notice to the Plan Representative. Upon processing of any such written notice, no further payroll deductions will be made from the participant's Compensation during such Offering Period or thereafter, unless and until such participant elects to resume participation in the Plan by providing written notice to the Plan Representative pursuant to Section 3.03 above. Such participant's payroll deductions accumulated prior to processing of such notice shall be applied toward purchasing full and deemed fractional shares of Common Stock in the then-current Offering Period as provided in Section
         7.01 above unless the participant requests in writing to have the accumulated payroll deductions and cash in lieu of deemed fractional shares returned to him or her.

8.02 Effect on Subsequent Participation. A participant's withdrawal from any Offering Period will not have any effect upon such participant's eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible.

8.03 Termination of Employment. Upon termination of a participant's employment with the Company or any Designated Subsidiary Corporation (as the case may be) for any reason, including retirement but excluding death, the participant's payroll deductions accumulated prior to such termination, if any, shall be applied toward purchasing full and deemed fractional shares of Common Stock in the then-current Offering Period so long as the Exercise Date with respect to such Offering Period occurs on or within three months following such termination; provided, however, that (1) the participant may request in writing to have the accumulated payroll


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         deductions and cash in lieu of deemed fractional shares returned to him or her, and (2) upon termination of a participant's employment with the Company or any Designated Subsidiary Corporation (as the case may be) as a result of the participant's death, the participant's payroll deductions accumulated prior to such termination and cash in lieu of deemed fractional shares shall be paid to his or her estate.

                                   ARTICLE IX
                                    INTEREST

9.01 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of or distributed to any participant.

                                    ARTICLE X
                                      STOCK

10.01 Participant's Interest in Option Stock. No participant will have any interest in shares of Common Stock covered by any option held by such participant until such option has been exercised as provided in Section
         7.01 above.

10.02 Registration of Stock. Shares of Common Stock purchased by a participant under the Plan will be recorded in the name of the participant, or, if the participant so directs by written notice to the Plan Representative prior to the applicable Exercise Date, in the names of the participant and the participant's spouse as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.03 Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:


         10.03.1 a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

         10.03.2 the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.


                                   ARTICLE XI
                                 ADMINISTRATION

11.01 Appointment of Committee. The Plan shall be administered by the Board or a Committee of members of the Board appointed by the Board. The Board or its Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its Committee shall, to the full extent permitted by law, be final and binding upon all parties.

11.02 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination of the foregoing matters shall be conclusive. Except as otherwise prohibited by applicable law, the Committee may delegate some or all of its authority specified herein to the Plan Representative.


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11.03    Rules Governing the Administration of the Committee. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman, shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings.
         All determinations of the Committee shall be made by a majority of its members. A decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

11.04 Rules and Procedures Applicable to Offering Periods. The Committee shall have the authority and discretion to adopt rules and procedures applicable to one or more Offering Periods under the Plan. Any such rules and procedures shall be established by the Committee and communicated to participants in advance of any Offering Period to which they apply. Such rules and procedures may, in the discretion of the Committee, cause the options granted under any such Offering Period to be options to which Section 423 of the Code does not apply.


                                   ARTICLE XII
                              FOREIGN JURISDICTIONS


         Notwithstanding any other provision in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing sentence, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary in accordance with the requirements of such local law and procedures. To the extent that any such rules or procedures are adopted with respect to options granted in an Offering Period to which Section 423 of the Code is intended to apply, the Committee shall cause such rules and procedures to be consistent with Section 423 of the Code.


                                  ARTICLE XIII
                                  MISCELLANEOUS

13.01 Transferability. Neither payroll deductions credited to any participant's account nor any option or other rights with regard to the exercise of an option to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.01.

13.02 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not segregate such payroll deductions.

13.03    Adjustment Upon Changes in Capitalization; Change in Control.

         13.03.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 6.01), as well as the Purchase Price and the number of shares of Common Stock covered by each


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                 option under the Plan which has not yet been exercised shall be proportionately adjusted for any Change in Capitalization. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of shares of Common Stock subject to an option.

         13.03.2 Change in Control. In the event of a Change in Control, the Offering Period during which the Change in Control would otherwise occur shall be accelerated and shall end on the last payroll date immediately preceding the Change in Control.

13.04 Amendment or Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, alter (i) the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 13.03 above), or (ii) the class of Employees eligible to receive options under the Plan, other than to designate Subsidiaries as Designated Subsidiary Corporations; and provided further, however, that, subject to Section
         13.05 no termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Employee under such option. In addition, and notwithstanding anything contained in this Plan to the contrary, to the extent necessary under
         Section 423 of the Internal Revenue Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

13.05 The Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan, in each case so long as any such action is consistent with Section 423 of the Code. None of the foregoing actions shall be considered to have adversely affected any right of any participant.

13.06 In the event that the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

         13.06.1 changing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

         13.06.2 shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of such action; and



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         13.06.3 allocating shares of Common Stock to participants pursuant to
                 Section 7.01 hereof.


         None of the foregoing actions shall be considered to have adversely affected any right of any participant.

13.07 Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company by the Plan Representative.

13.08 Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

13.09 Effective Date. The Plan shall become effective as of its adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock, and shall continue in effect until the shares of Common Stock reserved for issuance under the Plan have been depleted, unless sooner terminated under Section 13.04 hereof. If the Plan is not so approved, the Plan shall not become effective.

13.10 No Employment Rights. The Plan does not, directly or indirectly, create in any person any right with respect to employment or continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, any Employee's employment at any time.

13.11 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

13.12 Governing Law. The law of the State of Delaware will govern all matters relating to this Plan except to the extent superseded by the federal laws of the United States.




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                                   APPENDIX A




A "Change in Control" shall be deemed to have occurred if, following the "Distribution" (as defined in the Master Separation Agreement, dated March 27, 2000, to which the Company and Cabot Corporation are parties):

         (a) any "person" as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the 1934
Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

         (b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no "person" (with the method of determining "beneficial ownership" used in clause (a) of this definition) owns more than 30% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

         (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

         (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.